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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):

                               NOVEMBER 15, 2000




                           LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



            DELAWARE                       0-30242               72-1449411
  (State or other jurisdiction        (Commission File         (IRS Employer
       of incorporation)                   Number)          Identification No.)




             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808 (Address of principal executive offices and zip code)


                                 (225) 926-1000
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER

         In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of Lamar Advertising Company previously filed with Securities and Exchange Commission (File No. 333-48288), which Registration Statement was declared effective by the Commission on November 2, 2000, Lamar Advertising Company is filing an Underwriting Agreement dated November 15, 2000 between Lamar and Morgan Stanley & Co. Incorporated as
Exhibit 1.2 to such Registration Statement and an opinion of Palmer & Dodge LLP, counsel to the Company, regarding the validity of 4,500,000 shares of the Company's Class A common stock, $.001 par value per share, to be sold by the Company pursuant to such Underwriting Agreement as Exhibit 5.2 to such Registration Statement.

         The shares will be offered to the public at a price of $45.00 per share. Lamar plans to use the proceeds to repay certain debt, finance acquisitions and for general corporate working capital purposes. The offering is expected to close on Monday, November 20, 2000.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  1.2 Underwriting Agreement dated November 15, 2000 between Lamar Advertising Company and Morgan Stanley & Co. Incorporated. Filed herewith.

                  5.2      Opinion of Palmer & Dodge LLP. Filed herewith.

                  23.7 Consent of Palmer & Dodge LLP (included as part of their opinion filed herewith.)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 15, 2000               LAMAR ADVERTISING COMPANY


                                       By: /s/ Keith A. Istre
                                           ------------------------------------
                                           Keith A. Istre
                                           Treasurer and Chief Financial Officer



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                                 EXHIBIT INDEX

     EXHIBIT
       NO.     DESCRIPTION
     -------   -----------
      1.2      Underwriting Agreement dated November 15, 2000
               between Lamar Advertising Company and Morgan Stanley
               & Co. Incorporated. Filed herewith.

      5.2      Opinion of Palmer & Dodge LLP. Filed herewith.

      23.7 Consent of Palmer & Dodge LLP (included as part of their opinion filed herewith.)